UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report: March 30, 2008
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27389 (Commission File Number)	77-0523543 (IRS Employer Identification No.)

160 East Tasman Drive San Jose, CA (Address of principal executive offices)	95134 (Zip code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2008 Executive Officer Incentive Bonus Plan
     On March 30, 2008, upon the recommendation of the Compensation Committee (“Committee”) of the Board of Directors, the Board of Directors approved the Company’s 2008 Executive Officer Incentive Bonus Plan (“Plan”), which is designed to reward designated executive officers if the Company achieves quarterly and annual revenue and non-GAAP operating income objectives for 2008, and if they achieve their individual performance objectives.
     The executive officer participants in the Plan, and their 2008 target bonus amounts under the Plan, are: Joseph L. Cowan, Chief Executive Officer — $425,000; John E. Calonico, Jr., Senior Vice President and Chief Financial Officer — $167,750; Scipio M. Carnecchia, President — $300,000; Benjamin E. Kiker, Jr., Senior Vice President and Chief Marketing Officer — $130,000; Steven J. Martello, Senior Vice President of Client Services — $40,000; Rafiq R. Mohammadi, Senior Vice President and Chief Strategy Officer — $130,000, and David A. Nelson-Gal, Senior Vice President of Engineering — $134,000.
     Under the Plan, participants are eligible to receive up to four quarterly bonuses and one annual bonus, each in an amount equal to 20% of the participant’s 2008 target bonus for achievement of financial targets, and one annual bonus in an amount equal to the participant’s full 2008 target bonus for achievement of individual performance objectives (“MBOs”). The actual bonus payment is the target bonus payment multiplied by a percentage (which may be less than or more than 100%) that varies depending upon achievement of financial targets and MBOs. 20% of the target bonus for each participant is tied to achievement of MBOs, except that Mr. Martello’s target bonus is entirely tied to achievement of MBOs.
     Financial targets that influence executive bonuses under the Plan are expressed in terms of total revenue and non-GAAP operating income, each of which is given equal weight. The specific revenue and non-GAAP operating income targets are not public information.
     Specific MBOs for each participant are established on a quarterly or annual basis for achievement over the full year.
     The Plan also provides that the Committee has the discretion to adjust quarterly or annual bonus amounts under the Plan based on a recommendation by the Company’s Chief Executive Officer after review of a participant’s performance.
     The financial targets under the Plan may be modified or adjusted to reflect business acquisitions or dispositions by the Company, but otherwise may not be increased without the consent of the participants.

2008 Compensation Plan for Steven J. Martello
     On March 30, 2008, upon the recommendation of the Committee, the Board of Directors also approved an individual bonus commission plan for Steven J. Martello, Senior Vice President of Client Services. The commissions are targeted at $160,000 for the year, of which $120,000 may be earned and paid quarterly upon attainment of quarterly goals for professional services revenue, and quarterly goals for professional services revenue less the cost to provide the professional services. The remaining $40,000 of his targeted commissions may be earned and paid quarterly upon attainment of quarterly goals for software license bookings. Subscription revenues from the Company’s Website optimization products will not effect any commissions Mr. Martello may receive under his plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
April 3, 2008	By:	/s/ JOHN E. CALONICO, JR.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer